UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2004

WORKFLOW MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-24383	06-1507104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Royal Palm Way, Palm Beach, Florida	33480
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 659-6551

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

Institutional Shareholder Services, Inc., or ISS, has recommended to its clients that they vote for the agreement and plan of merger between Workflow Management, Inc. and WF Holdings, Inc., an entity formed and controlled by Perseus, L.L.C. and The Renaissance Group, LLC. A copy of a press release dated March 18, 2004 announcing ISS’ recommendation is attached to this Form 8-K as Exhibit 99.1

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKFLOW MANAGEMENT, INC.

By:	/s/ Gerald F. Mahoney
Gerald F. Mahoney,
Chairman of the Board

By:	/s/ Michael L. Schmickle
Executive Vice President and
Chief Financial Officer

Date: March 18, 2004

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